Exhibit 99.1

PJT Partners Inc. Reports Second Quarter and Six Months 2022 Results

Second Quarter Overview

>	Total Revenues of $233 million, down 3% from a year ago
>	GAAP Pretax Income of $44 million and Adjusted Pretax Income of $49 million, down 17% and 15%, respectively
>	GAAP Diluted EPS of $0.74 and Adjusted EPS of $0.88, both down 17%

Six Months Overview

>	Total Revenues of $479 million, up 7% from a year ago
>	GAAP Pretax Income of $94 million and Adjusted Pretax Income of $105 million, down 3% and 2%, respectively
>	GAAP Diluted EPS of $1.74 and Adjusted EPS of $1.88, down 9% and 4%, respectively

Capital Management and Balance Sheet

>	Repurchased 1.7 million share equivalents in the first six months with record open market repurchases of 1.3 million shares
>	Strong balance sheet with $181 million in cash, cash equivalents and short-term investments

Paul J. Taubman, Chairman and Chief Executive Officer, said, “Our record six-month revenues reflect the unique depth and breadth of our franchise and highlight our ability to navigate challenging market environments. In these uncertain times, clients increasingly recognize our differentiated insights and expertise as well as our broad-based capabilities. As before, we remain confident in our future growth prospects.”

New York, July 26, 2022: PJT Partners Inc. (the “Company” or “PJT Partners”) (NYSE: PJT) today announced its financial results for the second quarter and six months ended June 30, 2022.

Media Relations: Jon Keehner Joele Frank, Wilkinson Brimmer Katcher Tel: +1 212.355.4449 PJT-JF@joelefrank.com	Investor Relations: Sharon Pearson PJT Partners Inc. Tel: +1 212.364.7120 pearson@pjtpartners.com

Revenues

The following table sets forth revenues for the three and six months ended June 30, 2022 and 2021:

	Three Months Ended June 30,			Six Months Ended June 30,
	2022	2021	% Change	2022	2021	% Change
	(Dollars in Millions)
Revenues
Advisory	$186.6	$197.6	(6%)	$368.3	$350.2	5%
Placement	49.5	40.3	23%	109.8	90.7	21%
Interest Income & Other	(3.0)	2.7	N/M	1.3	6.4	(79%)
Total Revenues	$233.1	$240.7	(3%)	$479.5	$447.4	7%

N/M  Not meaningful.

Three Months Ended

Total Revenues decreased 3% to $233 million for second quarter 2022 from $241 million for the prior year quarter.

Advisory Revenues decreased 6% to $187 million for the current quarter from $198 million for the prior year quarter. The decrease was driven principally by a decrease in strategic advisory revenues.

Placement Revenues increased 23% to $49 million for the current quarter from $40 million for the prior year quarter. The increase in Placement Revenues was driven by increases in both fund placement and strategic advisory placement revenues.

Interest Income & Other decreased $5.7 million for the current quarter compared with the prior year quarter. The decrease in Interest Income & Other was driven by a reduction in fair market value on certain equity securities received as part of transaction compensation.

Six Months Ended

Total Revenues increased 7% to $479 million for the six months ended June 30, 2022 from $447 million for the same period a year ago.

Advisory Revenues increased 5% to $368 million for the six months from $350 million for the same period a year ago. Advisory Revenues increased principally due to higher restructuring revenues.

Placement Revenues increased 21% to $110 million for the six months from $91 million for the same period a year ago. The increase in Placement Revenues was driven by a significant increase in fund placement revenues, which was partially offset by a decline in strategic advisory placement revenues.

Interest Income & Other decreased $5.1 million for the six months compared with the same period a year ago. The decrease in Interest Income & Other was driven by a reduction in fair market value on certain equity securities received as part of transaction compensation.

Expenses

The following tables set forth information relating to the Company’s expenses for the three and six months ended June 30, 2022 and 2021:

	Three Months Ended June 30,
	2022		2021
	GAAP	As Adjusted	GAAP	As Adjusted
	(Dollars in Millions)
Expenses
Compensation and Benefits	$150.6	$146.9	$153.9	$150.4
% of Revenues	64.6%	63.0%	64.0%	62.5%
Non-Compensation	$38.9	$37.1	$34.3	$32.3
% of Revenues	16.7%	15.9%	14.3%	13.4%
Total Expenses	$189.5	$184.0	$188.2	$182.8
% of Revenues	81.3%	78.9%	78.2%	75.9%
Pretax Income	$43.7	$49.1	$52.4	$57.9
% of Revenues	18.7%	21.1%	21.8%	24.1%

	Six Months Ended June 30,
	2022		2021
	GAAP	As Adjusted	GAAP	As Adjusted
	(Dollars in Millions)
Expenses
Compensation and Benefits	$309.8	$302.1	$286.7	$279.6
% of Revenues	64.6%	63.0%	64.1%	62.5%
Non-Compensation	$75.8	$72.1	$64.3	$60.4
% of Revenues	15.8%	15.0%	14.4%	13.5%
Total Expenses	$385.6	$374.1	$351.0	$340.0
% of Revenues	80.4%	78.0%	78.5%	76.0%
Pretax Income	$93.8	$105.3	$96.3	$107.4
% of Revenues	19.6%	22.0%	21.5%	24.0%

Compensation and Benefits Expense

Three Months Ended

GAAP Compensation and Benefits Expense was $151 million for second quarter 2022 compared with $154 million for the prior year quarter. Adjusted Compensation and Benefits Expense was $147 million for the current quarter compared with $150 million for the prior year quarter.

Six Months Ended

GAAP Compensation and Benefits Expense was $310 million for the six months ended June 30, 2022 compared with $287 million for the same period a year ago. Adjusted Compensation and Benefits Expense was $302 million for the six months compared with $280 million for the same period a year ago. The increase in Compensation and Benefits Expense was principally due to higher revenues during the current six month period compared with the same period a year ago.

Non-Compensation Expense

Three Months Ended

GAAP Non-Compensation Expense was $39 million for second quarter 2022 compared with $34 million for the prior year quarter. Adjusted Non-Compensation Expense was $37 million for the current quarter compared with $32 million for the prior year quarter.

GAAP and Adjusted Non-Compensation Expense increased during the current quarter compared with the prior year quarter, primarily driven by Travel and Related, which increased $5 million due to increased levels of business travel.

Six Months Ended

GAAP Non-Compensation Expense was $76 million for the six months ended June 30, 2022 compared with $64 million for the same period a year ago. Adjusted Non-Compensation Expense was $72 million for the six months compared with $60 million for the same period a year ago.

GAAP and Adjusted Non-Compensation Expense increased during the six months compared with the same period a year ago, primarily driven by Travel and Related, which increased $9 million due to increased levels of business travel. Excluding Travel and Related, GAAP and Adjusted Non-Compensation Expense increased 4% and 5%, respectively, during the six months compared with the same period a year ago, driven by an increase in Other Expenses, which was partially offset by a decrease in Professional Fees.

Provision for Taxes

As of June 30, 2022, PJT Partners Inc. owned 61.8% of PJT Partners Holdings LP. PJT Partners Inc. is subject to corporate U.S. federal and state income tax while PJT Partners Holdings LP is subject to New York City unincorporated business tax and other entity-level taxes imposed by certain state and foreign jurisdictions. Please refer to Note 11. “Stockholders’ Equity” in the “Notes to Consolidated Financial Statements” in “Part II. Item 8. Financial Statements and Supplementary Data” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 for further information about the corporate ownership structure. The effective tax rate for GAAP Net Income for the three months ended June 30, 2022 and 2021 was 19.4% and 18.3%, respectively. The effective tax rate for GAAP Net Income for the six months ended June 30, 2022 and 2021 was 15.1% and 10.1%, respectively.

In calculating Adjusted Net Income, If-Converted, the Company has assumed that all outstanding Class A partnership units in PJT Partners Holdings LP (“Partnership Units”) (excluding the unvested partnership units that have yet to satisfy certain market conditions) have been exchanged into shares of the Company’s Class A common stock, subjecting all of the Company’s income to corporate-level tax.

The effective tax rate for Adjusted Net Income, If-Converted for the six months ended June 30, 2022 was 25.8% compared with 22.3% for full year 2021. The tax rate increase was primarily due to a lesser tax benefit received from the delivery of vested shares at values in excess of the original grant prices.

Capital Management and Balance Sheet

As of June 30, 2022, the Company held cash, cash equivalents and short-term investments of $181.5 million, and had no funded debt.

During the second quarter 2022, the Company repurchased 404 thousand shares of Class A common stock in the open market and repurchased 65 thousand Partnership Units for cash as a result of Partnership Unit exchanges. During the second quarter 2022, the Company repurchased 469 thousand share equivalents at an average price of $67.75 per share. During the six months ended June 30, 2022, the Company repurchased 1.7 million share equivalents at an average price of $64.84 per share.

As of June 30, 2022, the Company’s remaining repurchase authorization was $199.2 million.

The Company intends to repurchase 20 thousand Partnership Units for cash on August 2, 2022 at a price to be determined by the volume-weighted average price per share of the Company’s Class A common stock on July 28, 2022.

Dividend

The Board of Directors of PJT Partners Inc. has declared a quarterly dividend of $0.25 per share of Class A common stock. The dividend will be paid on September 21, 2022 to Class A common stockholders of record on September 7, 2022.

Quarterly Investor Call Details

PJT Partners will host a conference call on July 26, 2022 at 8:30 a.m. ET to discuss its second quarter 2022 results. The conference call can be accessed via the internet at www.pjtpartners.com or by dialing +1 (800) 289-0717 (U.S. domestic) or +1 (720) 543-2175 (international), passcode 273235. For those unable to listen to the live broadcast, a replay will be available following the call at www.pjtpartners.com or by dialing +1 (888) 203-1112 (U.S. domestic) or +1 (719) 457-0820 (international), passcode 273235.

About PJT Partners

PJT Partners is a premier global advisory-focused investment bank. We offer a unique portfolio of advisory services designed to help our clients achieve their strategic objectives. Our team of senior professionals delivers a range of strategic advisory, capital markets advisory, restructuring and special situations and shareholder advisory services to corporations, financial sponsors, institutional investors and governments around the world. We also provide private fund advisory and fundraising services for alternative investment strategies, including private equity, real estate, hedge funds and private credit. To learn more about PJT Partners, please visit our website at www.pjtpartners.com.

Forward-Looking Statements

Certain material presented herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include certain information concerning future results of operations, business strategies, acquisitions, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, the effects of competition and the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “opportunity,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “might,” “should,” “could” or the negative of these terms or similar expressions.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict, many of which are outside our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance upon any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (a) changes in governmental regulations and policies; (b) cyberattacks, security vulnerabilities, and internet disruptions, including breaches of data security and privacy leaks, data loss, and business interruptions; (c) failure of our computer systems or communication systems during a catastrophic event, including as a result of the increased use of remote work environments and virtual platforms; (d) the impact of catastrophic events, such as COVID-19 or other pandemics, on the U.S. and the global economy, including business disruptions, reductions in employment and an increase in business failures; (e) the impact of catastrophic events, such as COVID-19 or other pandemics, on our employees and our ability to provide services to our clients and respond to their needs; (f) the failure of third-party service providers to perform their functions; and (g) volatility in the political and economic environment.

Any of these factors, as well as such other factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the United States Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in the Company’s periodic filings with the SEC, accessible on the SEC’s website at www.sec.gov, could cause the Company’s results to differ materially from those expressed in forward-looking statements. There may be other risks and uncertainties that the Company is unable to predict at this time or that are not currently expected to have a material adverse effect on its business. Any such risks could cause the Company’s results to differ materially from those expressed in forward-looking statements.

Non-GAAP Financial Measures

The following represent key performance measures that management uses in making resource allocation and/or compensation decisions. These measures should not be considered substitutes for, or superior to, financial measures prepared in accordance with GAAP.

Management believes the following non-GAAP measures, when presented together with comparable GAAP measures, are useful to investors in understanding the Company’s operating results: Adjusted Pretax Income; Adjusted Net Income; Adjusted Net Income, If-Converted, in total and on a per-share basis (referred to as “Adjusted EPS”); Adjusted Compensation and Benefits Expense and Adjusted Non-Compensation Expense. These non-GAAP measures, presented and discussed in this earnings release, remove the significant accounting impact of: (a) transaction-related compensation expense, including expense related to Partnership Units with both time-based vesting and market conditions as well as equity-based and cash awards granted in connection with the acquisition of CamberView Partners Holdings, LLC (“CamberView”); (b) intangible asset amortization associated with Blackstone Inc.’s (“Blackstone”) initial public offering (“IPO”), the acquisition of PJT Capital LP, and the acquisition of CamberView; and (c) the net change to the amount the Company has agreed to pay Blackstone related to the net realized cash benefit from certain compensation-related tax deductions. Reconciliations of the non-GAAP measures to their most directly comparable GAAP measures and further detail regarding the adjustments are provided in the Appendix.

To help investors understand the effect of the Company’s ownership structure on its Adjusted Net Income, the Company has presented Adjusted Net Income, If-Converted. This measure illustrates the impact of taxes on Adjusted Pretax Income, assuming all Partnership Units (excluding the unvested Partnership Units that have yet to satisfy certain market conditions) were exchanged for shares of the Company’s Class A common stock, resulting in all of the Company’s income becoming subject to corporate-level tax, considering both current and deferred income tax effects. This tax rate excludes a number of adjustments, including the tax benefits of the adjustments for transaction-related compensation expense and amortization expense.

Appendix

GAAP Condensed Consolidated Statements of Operations (unaudited)

Reconciliations of GAAP to Non-GAAP Financial Data (unaudited)

Summary of Shares Outstanding (unaudited)

Footnotes

PJT Partners Inc.

GAAP Condensed Consolidated Statements of Operations (unaudited)

(Dollars in Thousands, Except Share and Per Share Data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenues
Advisory	$186,649	$197,624	$368,307	$350,224
Placement	49,482	40,337	109,833	90,720
Interest Income and Other	(2,990)	2,720	1,320	6,437
Total Revenues	233,141	240,681	479,460	447,381
Expenses
Compensation and Benefits	150,587	153,924	309,819	286,717
Occupancy and Related	8,658	8,760	17,600	17,219
Travel and Related	6,677	1,697	11,135	2,214
Professional Fees	7,226	8,233	14,277	15,950
Communications and Information Services	4,241	5,033	8,664	9,207
Depreciation and Amortization	4,094	3,809	8,401	7,643
Other Expenses	7,970	6,779	15,728	12,096
Total Expenses	189,453	188,235	385,624	351,046
Income Before Provision for Taxes	43,688	52,446	93,836	96,335
Provision for Taxes	8,495	9,590	14,175	9,683
Net Income	35,193	42,856	79,661	86,652
Net Income Attributable to Non-Controlling Interests	16,025	19,711	34,789	36,825
Net Income Attributable to PJT Partners Inc.	$19,168	$23,145	$44,872	$49,827
Net Income Per Share of Class A Common Stock
Basic	$0.76	$0.92	$1.79	$1.99
Diluted	$0.74	$0.89	$1.74	$1.91
Weighted-Average Shares of Class A Common Stock Outstanding
Basic	25,141,339	25,051,017	25,065,684	25,010,968
Diluted	26,421,087	42,096,035	26,486,899	42,614,627

PJT Partners Inc.

Reconciliations of GAAP to Non-GAAP Financial Data (unaudited)

(Dollars in Thousands, Except Share and Per Share Data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
GAAP Net Income	$35,193	$42,856	$79,661	$86,652
Less: GAAP Provision for Taxes	8,495	9,590	14,175	9,683
GAAP Pretax Income	43,688	52,446	93,836	96,335

Adjustments to GAAP Pretax Income
Transaction-Related Compensation Expense(1)	3,708	3,497	7,759	7,104
Amortization of Intangible Assets(2)	1,862	1,942	3,790	3,922
Spin-Off-Related Payable Due to Blackstone(3)	(116)	24	(65)	56
Adjusted Pretax Income	49,142	57,909	105,320	107,417
Adjusted Taxes(4)	9,441	10,049	16,064	11,037
Adjusted Net Income	39,701	47,860	89,256	96,380

If-Converted Adjustments
Less: Adjusted Taxes(4)	(9,441)	(10,049)	(16,064)	(11,037)
Add: If-Converted Taxes(5)	12,685	13,450	27,173	24,439
Adjusted Net Income, If-Converted	$36,457	$44,459	$78,147	$82,978

GAAP Net Income Per Share of Class A Common Stock
Basic	$0.76	$0.92	$1.79	$1.99
Diluted	$0.74	$0.89	$1.74	$1.91
GAAP Weighted-Average Shares of Class A Common Stock Outstanding
Basic	25,141,339	25,051,017	25,065,684	25,010,968
Diluted	26,421,087	42,096,035	26,486,899	42,614,627

Adjusted Net Income, If-Converted Per Share	$0.88	$1.06	$1.88	$1.95
Weighted-Average Shares Outstanding, If-Converted	41,554,991	42,101,220	41,653,293	42,619,812

PJT Partners Inc.

Reconciliations of GAAP to Non-GAAP Financial Data – continued (unaudited)

(Dollars in Thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
GAAP Compensation and Benefits Expense	$150,587	$153,924	$309,819	$286,717
Transaction-Related Compensation Expense(1)	(3,708)	(3,497)	(7,759)	(7,104)
Adjusted Compensation and Benefits Expense	$146,879	$150,427	$302,060	$279,613

Non-Compensation Expenses
Occupancy and Related	$8,658	$8,760	$17,600	$17,219
Travel and Related	6,677	1,697	11,135	2,214
Professional Fees	7,226	8,233	14,277	15,950
Communications and Information Services	4,241	5,033	8,664	9,207
Depreciation and Amortization	4,094	3,809	8,401	7,643
Other Expenses	7,970	6,779	15,728	12,096
GAAP Non-Compensation Expense	38,866	34,311	75,805	64,329
Amortization of Intangible Assets(2)	(1,862)	(1,942)	(3,790)	(3,922)
Spin-Off-Related Payable Due to Blackstone(3)	116	(24)	65	(56)
Adjusted Non-Compensation Expense	$37,120	$32,345	$72,080	$60,351

PJT Partners Inc.

Summary of Shares Outstanding (unaudited)

The following table provides a summary of weighted-average shares outstanding for the three and six months ended June 30, 2022 and 2021 for both basic and diluted shares. The table also provides a reconciliation to If-Converted Shares Outstanding assuming that all Partnership Units and unvested PJT Partners Inc. restricted stock units (“RSUs”) were converted to shares of the Company’s Class A common stock:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Weighted-Average Shares Outstanding - GAAP
Basic Shares Outstanding, GAAP	25,141,339	25,051,017	25,065,684	25,010,968
Dilutive Impact of Unvested RSUs(6)	1,279,748	1,197,577	1,421,215	1,563,341
Dilutive Impact of Partnership Units(7)	—	15,847,441	—	16,040,318
Diluted Shares Outstanding, GAAP	26,421,087	42,096,035	26,486,899	42,614,627

Weighted-Average Shares Outstanding - If-Converted
Basic Shares Outstanding, GAAP	25,141,339	25,051,017	25,065,684	25,010,968
Unvested RSUs(8)	1,282,341	1,202,762	1,423,808	1,568,526
Partnership Units(7)	15,131,311	15,847,441	15,163,801	16,040,318
If-Converted Shares Outstanding	41,554,991	42,101,220	41,653,293	42,619,812

	As of June 30,
	2022	2021
Fully-Diluted Shares Outstanding(9)	43,994,683	44,485,568

As of June 30, 2022, 1.1 million Partnership Units and 1.5 million RSUs that have yet to satisfy certain market conditions were excluded from any share count calculations.

Of the total 2.6 million share equivalents subject to market conditions, 1.3 million require the Company to achieve a volume-weighted average share price over any consecutive 20-day trading period (“20-day VWAP”) of $100 prior to February 26, 2027. The remaining 1.3 million vest ratably upon the Company achieving a 20-day VWAP between $100 and $130 prior to February 26, 2027. The awards are also subject to a five year vesting requirement, with 20% vesting per annum.

Footnotes

(1)

This adjustment adds back to GAAP Pretax Income transaction-related compensation expense for Partnership Units with both time-based vesting and market conditions as well as equity-based and cash awards granted in connection with the acquisition of CamberView.

(2)

This adjustment adds back to GAAP Pretax Income amounts for the amortization of intangible assets that are associated with Blackstone’s IPO, the acquisition of PJT Capital LP on October 1, 2015 and the acquisition of CamberView on October 1, 2018.

(3)

This adjustment adds back to GAAP Pretax Income the net change to the amount the Company has agreed to pay Blackstone related to the net realized cash benefit from certain compensation-related tax deductions. Such amounts are reflected in Other Expenses in the Condensed Consolidated Statements of Operations.

(4)	Represents taxes on Adjusted Pretax Income, considering both current and deferred income tax effects for the current ownership structure.
(5)

Represents taxes on Adjusted Pretax Income, assuming all Partnership Units (excluding the unvested Partnership Units that have yet to satisfy market conditions) were exchanged for shares of the Company’s Class A common stock, resulting in all of the Company’s income becoming subject to corporate-level tax, considering both current and deferred income tax effects. This tax rate excludes a number of adjustments, including the tax benefits of the adjustments for transaction-related compensation expense and amortization expense.

(6)	Represents the dilutive impact under the treasury method of unvested, non-participating RSUs that have a remaining service requirement.
(7)	Represents the number of shares assuming the conversion of vested Partnership Units and Partnership Units that achieved certain market conditions.
(8)	Represents the dilutive impact of unvested RSUs that have a remaining service requirement.
(9)

Assumes all Partnership Units and unvested participating RSUs have been converted to shares of the Company’s Class A common stock. As of June 30, 2022, 1.1 million Partnership Units and 1.5 million RSUs that have yet to satisfy certain market conditions were excluded from any share count calculations.

Note:	Amounts presented in tables above may not add or recalculate due to rounding.